SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2006
LAYNE CHRISTENSEN COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20578	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 19, 2005, the Board of Directors of Layne Christensen Company (“Layne”) adopted a Key Management Deferred Compensation Plan to be effective January 1, 2006 (the “Plan”). On January 20, 2006, the Board of Directors, upon the recommendation of the Compensation Committee, adopted a resolution permitting the following executives to participate in the Plan: Messrs. Andrew B. Schmitt, Eric R. Despain, Jerry W. Fanska, Gregory F. Aluce and Steven F. Crooke.
     The Plan is an unfunded deferred compensation plan established and maintained for the purpose of providing key management employees with the opportunity to defer the receipt of compensation and to accumulate earnings on such deferrals on a tax-deferred basis. Eligible employees are allowed to elect, in the year before the compensation is earned, to defer a specified portion of their base salary and bonus compensation subject to certain minimums and maximums set forth in the Plan. Layne may also make matching contributions, discretionary contributions, or both to the Plan for the benefit of the Plan participants. All deferral contributions made by an eligible participant, and earnings credited to such contributions, will be 100% vested. All Layne company contributions to the Plan will be subject to a vesting schedule. Currently, that vesting schedule provides that Layne’s contributions will become 50% vested beginning after a participant has completed three years of participation in the Plan and 100% vested after he or she has completed five years of Plan participation.
     Amounts credited to a participant’s account will increase or decrease depending upon the participant’s deemed investment election among hypothetical investment elections made available by Layne. All hypothetical investments will be unfunded obligations of Layne. The total return for each deemed investment alternative shall be that deemed investment alternative’s total return reduced by any applicable Plan expenses.
     Generally, participants will be able to receive payment of benefits upon their separation from service with Layne after attaining age 60. Subject to a six month delay to the extent required under Internal Revenue Code Section 409A, a participant who has separated from service after attaining age 60 will begin to receive benefits under the plan in lump sum or installment (depending upon the participant’s election) on or about the first day of the first month following the participant’s separation from service. If a participant separates from service with Layne prior to attaining age 60, or if such separation from service is on account of the participant’s death or the participant becoming disabled, the participant will receive benefits in a lump sum. All distributions will be made in cash and no benefit under the Plan will be greater than the amount credited to the participant’s account.
     The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.
          10.1 Layne Christensen Company Key Management Deferred Compensation Plan
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
Date: January 26, 2006	By	/s/ A. B. Schmitt

Name: Andrew B. Schmitt Title: President and Chief Executive Officer
INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Layne Christensen Company Key Management Deferred Compensation Plan